INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of BE Aerospace, Inc. on Form S-8, relating to the Amended and Restated 1989 Stock Option Plan, 1991 Director's Option Plan and 1996 Stock Option Plan, of our report dated April 15, 1998, appearing in the Annual Report on Form 10-K of BE Aerospace, Inc. for the year ended February 28, 1998.


/s/ Deloitte & Touche
-------------------------
Deloitte & Touche LLP

Costa Mesa, California
November 20, 1998